Exhibit 99.1

PRESS RELEASE

REPORT OF EARNINGS AND DIVIDEND DECLARATION

November 1, 2017

Merriam, Kansas

The following is a report of earnings for Seaboard Corporation (NYSE American symbol: SEB) with offices at 9000 West 67th Street, Merriam, Kansas, for the three and nine months ended September 30, 2017 and October 1, 2016, in millions of dollars except share and per share amounts.

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2017	2016	2017	2016
Net sales	$1,402	$1,330	$4,223	$4,006
Net earnings attributable to Seaboard	$81	$75	$224	$209

Earnings per common share	$69.28	$64.42	$191.63	$178.67
Average number of shares outstanding	1,170,550	1,170,550	1,170,550	1,170,550
Dividends declared per common share	$1.50	$—	$4.50	$—

Also, Seaboard Corporation announced today that its Board of Directors has authorized and declared a quarterly cash dividend of $1.50 per share of its common stock. The dividend is payable on November 24, 2017, to stockholders of record at the close of business on November 13, 2017.

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to the Quarterly Report on Form 10-Q on its website at https://www.seaboardcorp.com/investors.